Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of Unica Corporation (the “Company”) for the fiscal year ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Yuchun Lee, Chief Executive Officer of the Company, and Kevin P. Shone, Chief Financial Officer of the Company, each hereby certifies, to his knowledge, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 10, 2009

/s/ Yuchun Lee
Yuchun Lee
Chief Executive Officer

Date: December 10, 2009

/s/ Kevin P. Shone
Kevin P. Shone
Chief Financial Officer